SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CURTISS-WRIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Friday, May 8, 2009 at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time.

The Notice of Annual Meeting and Proxy Statement which follow this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will provide a brief report on our business followed by a question and answer period at the annual meeting.

We know that many of you are unable to attend the annual meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone, by internet or by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of stockholders of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Friday, May 8, 2009, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, for the following purposes:

(1)	To elect nine Directors.

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2009.

(3)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 4, 2009, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and at the offices of the Company, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054, during the ten days preceding the Annual Meeting date.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,
April 1, 2009	MICHAEL J. DENTON Vice President, Corporate Secretary and General Counsel

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 8, 2009. This Proxy Statement, our 2008 Annual Report on Form 10-K, and informational brochure to security holders are available on our website: www.curtisswright.com.

CURTISS-WRIGHT CORPORATION
10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 8, 2009, at 10:00 a.m. local time, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, and at any adjournments thereof.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. This Proxy Statement and accompanying form of proxy card set forth in Appendix A hereto will be first sent to stockholders entitled to vote at the Annual Meeting on or about April 1, 2009. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. We will reimburse banks and nominees for their expenses in forwarding proxy materials to our beneficial owners.

Annual Report on Form 10-K. A copy of the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission has been mailed or sent simultaneously with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to submit your proxy. Telephone and internet proxy instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”). With respect to the election of Directors and the ratification of the appointment of the independent public accountants and other routine matters, a broker will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions.

Voting In Accordance With Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election as Directors of the nominees proposed (see Proposal One) and for the ratification of Deloitte & Touche LLP as our independent public accountants for 2009 (see Proposal Two). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, or the internet will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of 2 or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Stockholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law.

Record Date and Outstanding Stock. The close of business on March 4, 2009 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 4, 2009, there were 45,217,106 shares of Common Stock outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote. A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal One). The ratification of Deloitte & Touche LLP as our independent public accountants for 2009 (see Proposal Two) requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Appraisal Rights. Under the Delaware General Corporation Law, the holders of Common Stock do not have appraisal rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of nine members, eight of whom are non-employee Directors.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated Martin R. Benante, S. Marce Fuller, Dr. Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith, each currently serving Directors, to be elected to the Board for a one year term. Each nominee has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through ninth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. A broker who is the record holder of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares in the election of directors if the broker has not received voting instructions from the beneficial owner by the 10th day before the meeting, provided that this Proxy Statement has been transmitted to the beneficial owner at least 15 days before the meeting.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years.

Martin R. Benante, age 56, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2000. He has been a Director of the Company since 1999.

S. Marce Fuller, age 48, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. Since October 2001 she has served as a Director of Earthlink, Inc. She has been a Director of the Company since 2000 and serves as a member of the Audit Committee, the Executive Compensation Committee, and as a Chairman of the Committee on Directors and Governance.

Dr. Allen A. Kozinski, age 67, served as Group Vice President, Global Refining of BP PLC from 1998 through 2002. He has been a Director of the Company since 2007 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance.

Carl G. Miller, age 66, served as a consultant to the Company from April 2003 to June 2003. From January 2002 to July 2002, he served as a consultant to Textron, Inc. From August 1990 to April 2003, he was employed by TRW, Inc., serving as Executive Vice President and Chief Financial Officer from January 1996 to July 2001. He has been a Director of the Company since 2003 and serves as a member of the Audit and Finance Committees.

William B. Mitchell, age 73, has served on the Board of Trustees of Mitre Corporation since May 1997. From January 1997 to January 2001, he served as a Director of Primex Technologies, Inc. He has been a Director of the Company since 1996 and serves as the Chairman of the Finance Committee and a member of the Executive Compensation Committee.

John R. Myers, age 72, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. Since 1993 he has been a limited partner of Carlisle Enterprises, a private equity group and since 2005 he has served as an Operating Partner of First Atlantic Capital Corporation, a private equity group. From 1994 to May 2002 he served as a Director of Iomega Corporation. He has been a Director of the Company since 1996 and serves as Chairman of the Executive Compensation Committee and a member of the Committee on Directors and Governance.

Admiral (Ret.) John B. Nathman, age 60, served as commander of U.S. Fleet Forces Command from February 2005 to May 2007. From August 2004 to February 2005 he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004 he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From October 2001 to August 2002 he served as Commander, Naval Air Forces. From August 2000 to October 2001 he served as Commander of Naval Air Forces, U.S. Pacific Fleet. He has been a Director of the Company since 2008 and serves as a member of the Finance Committee and the Committee on Directors and Governance.

Dr. William W. Sihler, age 71, has been the Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia since 1984. Since 1992 he has served as Director, President, and Treasurer of Southeastern Consultants Group, Ltd. He has been a Director of the Company since 1991 and serves as Chairman of the Audit Committee and a member of the Finance Committee.

Albert E. Smith, age 59, served as Chairman of Tetra Tech, Inc. from March 2006 to January 2008 and has been a director of Tetra Tech since May 2005. He has been a director of CDI Corp. since October 2008. From 2002 to 2005 he served as a member of the Secretary of Defense’s Science Board. Mr. Smith was employed at Lockheed Martin Corp. from August 1985 to January 2005. Mr. Smith served as an Executive Vice President and an officer of Lockheed Martin from September 1999 until June 2005. He has been a Director of the Company since 2006 and serves as a member of the Audit Committee and Finance Committee.

Certain Legal Proceedings

None

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. The corporate governance guidelines are available on the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss- Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

Meetings of the Board

The Board has regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

The Company’s non-employee Directors meet in executive session without any employee Directors or members of management present at every regularly scheduled Board meeting. During 2008, the non-employee Directors met 5 times in executive session. The Board appoints a lead Director for such executive sessions on a rotating basis.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2008, the Board held 13 meetings and committees of the Board held a total of 17 meetings. During 2008, each Director attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, which were held during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2008 annual meeting of stockholders. Martin R. Benante, the Company’s Chairman of the Board and Chief Executive Officer, did attend the Company’s 2008 annual meeting of stockholders and will attend the Company’s 2009 annual meeting of stockholders where he will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the presiding Director of the executive session meetings of non-employee Directors, (iv) the non-employee Directors as a group, or (v) any individual non-employee Director by sending the communication to Dr. William W. Sihler, c/o Southeastern Consultants Group, Ltd., P.O. Box 5645, Charlottesville, Virginia, 22905. The name of any specific intended Board recipient should be noted in the communication. Dr. Sihler will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, Dr. Sihler will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined, and require the Board to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in Appendix B to this Proxy Statement for its evaluation of the materiality of Director relationships with the Company. The Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: S. Marce Fuller, Dr. Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller. We designed the corporate governance guidelines and the code of conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. Our code of conduct applicable to our employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, and insider trading and requires strict adherence to all laws and regulations applicable to the conduct of our business. We will disclose any waivers of or amendments to the codes of conduct pertaining to Directors or senior financial executives on our website at www.curtisswright.com in accordance with applicable law and the requirements of the New York Stock Exchange corporate governance standards. To date, no waivers have been requested or granted. Our code of conduct is available at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website located at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

Audit Committee. The Audit Committee presently consists of Dr. William W. Sihler, Chairman, S. Marce Fuller, Carl G. Miller, and Albert E. Smith. The Audit Committee met 5 times during 2008. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the performance, qualifications, and independence of its independent registered public accounting firm, and the Company’s compliance and ethics programs.

Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Carl G. Miller, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. For information on Mr. Miller’s relevant experience, please see “Information Regarding Nominees” above.

Executive Compensation Committee. The Executive Compensation Committee presently consists of John R. Myers, Chairman, S. Marce Fuller, Dr. Allen A. Kozinski, and William B. Mitchell. The Executive Compensation Committee met 7 times during 2008. The Executive Compensation Committee has overall responsibility for evaluating and approving the Company’s elected officer and executive compensation plans, policies, and programs. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of S. Marce Fuller, Chairman, Dr. Allen A. Kozinski, John R. Myers, and John B. Nathman. The Committee on Directors and Governance met 3 times during 2008. The Committee on Directors and Governance develops policy on the size and composition of the Board, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of William B. Mitchell, Chairman, Carl G. Miller, John B. Nathman, Dr. William W. Sihler, and Albert E. Smith. The Finance Committee met 2 times during 2008. The Finance Committee, among other things, advises the Board regarding the capital structure of the Company, the Company’s dividend policy, and the investment managers and policies relating to the Company’s defined benefit plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)	to the extent known, the name and address of any other stockholder supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

In its assessment of each potential nominee, the Committee on Directors and Governance will review the nominee’s judgment, experience, independence, and understanding of the Company’s business; the range of talent and experience already represented on the Board; and such other factors that the committee determines are pertinent in light of the current needs of the Company. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss- Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. Such submission must include the items listed above under “Stockholder Recommendations and Nominations for Directors”. Stockholder submissions for Director nominees at the 2010 annual meeting of stockholders must be received by the Corporate Secretary of the Company no later than February 7, 2010 and no earlier than January 7, 2010. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) discusses the Company’s compensation philosophy and policies and describes all material elements of compensation awarded in 2008 to Martin R. Benante, Chief Executive Officer, Glenn E. Tynan, Chief Financial Officer, David C. Adams, Co-Chief Operating Officer, David J. Linton, Co-Chief Operating Officer, and Edward Bloom, Vice President. These five individuals are also occasionally referred to collectively hereinafter as the “Named Executive Officers”.

Oversight of Compensation Program

The Executive Compensation Committee of the Board of Directors (the “Committee”) establishes the guiding philosophy of the Company’s executive compensation system and oversees management’s efforts to implement that philosophy, including the approval of all elements of compensation paid to the Company’s Chief Executive Officer and recommendations to the Board of compensation paid for the other Named Executive Officers. The Committee conducts these activities pursuant to provisions contained in the Company’s by-laws and a Committee charter approved by the Board of Directors. The Committee’s Charter is available on the Company’s website at www.curtisswright.com.

The Committee may select, retain, and determine the terms of engagement for independent compensation and benefits consultants and outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. During 2008, the Committee retained Hay Group, Inc. as an external compensation consulting firm to advise on executive compensation matters including market trends in executive compensation, proposals for compensation programs, review of management proposals for compensating officers, and other topics as the Committee deems appropriate. Hay Group is directly accountable to the Committee. Hay Group did not provide any other services to the Company. Although senior management periodically provides executive compensation recommendations to the Committee to consider and review, the Committee makes independent determinations on all executive compensation issues, considering, among other things, (1) the recommendations of its independent compensation consultant, (2) information concerning practices at peer companies and other relevant market data, and (3) management’s recommendations. The Company’s Compensation and Benefits group in the Corporate Human Resources Department also supports the Committee’s activities.

Objectives of the Compensation Program

The Company’s compensation program is designed to attract and retain capable executives and to provide incentives that focus efforts on the attainment of short-term and strategic long-term performance goals that align with shareholder interests and value. A number of key principles guide the Committee in determining compensation for the Named Executive Officers. The Company believes that a significant amount of compensation must be linked to the measurable success of the business. A strong link between compensation and individual and Company performance provides incentives for achieving short- and long-term financial and business objectives while providing value to the Company’s stockholders by creating a strong basis for stock price appreciation and total shareholder returns. The Committee also believes that performance-oriented compensation attracts performance oriented individuals.

The Committee believes that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company continues to attract and retain talented and experienced executives. As a result, the Committee reviews data on the material elements of compensation offered by an appropriate subsection of general industry and the Company’s peer group which is periodically reviewed and approved by the Committee.

In an effort to balance the need to retain executive talent while focusing executive performance on the achievement of superior performance, the Committee adopted a compensation philosophy that contains both fixed and variable elements of compensation. Given its commitment to motivating the delivery of superior business results, the Committee favors elements of compensation that closely align with the business results of the Company. The Committee has recommended to the Board of Directors that fixed components of pay such as base salary and certain benefits should be targeted at the 50th (median) to 60th percentile levels of the Company’s relevant market data and peer group. By contrast, the Committee recommends that variable components of pay such as cash incentives and certain components of long-term incentive grants be linked to aggressive performance measures so that, if aggressive performance goals are achieved, the Company’s executives will receive total direct compensation (“TDC”), that approximates the 75th percentile of the Company’s relevant market data and peer group. Thus, a large percentage of the executives’ compensation is significantly at risk. As a result, their TDC could be either significantly more or less than the median TDC of the Company’s peer group and relevant market data depending on the level of performance attained.

Finally, the Committee believes that a significant amount of the TDC should be based on shareholder equity to align the interests of the Company’s executives with those of the Company’s stockholders on share value. To this end, the Company provides compensation based on stock-price appreciation through stock options, alignment with stock price through time-based restricted stock, and alignment with financial performance through performance-based restricted stock. In addition, the Company provides a long-term cash incentive that is not directly aligned with equity but incorporates financial drivers of shareholder value.

When considering the structure of Named Executive Officers’ compensation, in addition to the guidance above, it is the Committee’s policy to consider the deductibility of executive compensation under applicable income tax rules as one of several factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Given the highly leveraged compensation philosophy, the Committee believes that the performance based compensation paid to the Company’s five most highly compensated officers should be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1976, as amended (the “Code”).

The Basis for the Compensation Program

In establishing compensation policies and programs for 2008, the Committee considered compensation and other benefits provided to corporate positions within comparable companies. This data represents the leading manufacturing companies in the various Company operating market segments and industries within which the Company competes for talent. One source of data, the peer group, is representative of competitors with similar product lines and business strategies. Peer group performance is also used as a relative measure for some long-term incentive plan metrics, where target performance is at the 75th percentile. In 2004, the Committee, with guidance from its compensation consultant and members of senior management, selected the peer group, which is set forth below, based upon consideration of three separate subgroups using different selection criteria. The first criterion incorporated organizations with broad manufacturing operations, similar revenue size, growth, and performance. The second criterion consists of corporations that had historical five-year performance similar to that of the Company. The third criterion called for the selection of corporations that utilized strategic acquisitions as a driver of high growth over the past five years. The Committee’s previous compensation consultant presented these three subgroups to the Committee then agreed on a cross-section of the three subgroups to form the Company’s overall peer group. The final peer group selected by the Committee consists of the following companies1:

AAR Corp.	Ametek, Inc.
Crane Co.	Circor International
DRS Technologies	Enpro Industries
Esterline	Gibraltar Industries
Hexcel Corp.	IDEX Corp
MOOG, Inc	Parker Hannifin
Precision Castparts	Quanex Corp
Teledyne Technologies	Tredegar Corp
Triumph Group, Inc.

[1]	Two of the original companies have since been acquired and no longer appear on the list: Aviall and EDO.

The Committee’s policy is to review the composition of the peer group with its compensation consultant periodically and to adjust the members of the group in response to changes in the characteristics of the Company and/or members of the peer group. In addition to the peer group data provided by the Committee’s compensation consultant, the Company also considers additional relevant market data, representing a broader and larger labor market in which the Company competes for executives, including executive compensation survey services provided by major consulting firms. The Committee’s compensation consultant also provides additional market analysis using proprietary survey data. In establishing executive compensation, the Committee considers all of these sources of data with an emphasis placed on the most comprehensive and reliable to fit the structure and positions of the Company.

Equity Ownership and Other Requirements for Senior Executives

To enhance the linkage between the interests of the Company’s Named Executive Officers and those of its stockholders, the Company requires the Named Executive Officers to use the shares obtained through its long-term incentive plans as discussed further below (current plans began in 2006) to establish a significant level of direct share ownership. The Company’s Stock Ownership Guidelines (the “Guidelines”) require the CEO and all other elected executive officers to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and three times annual salary for other elected executive officers. Given the performance-based variability in the ultimate value of the performance-based stock, there is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the Named Executive Officers are only permitted to sell a sufficient amount of shares to satisfy the cost of exercise and taxes. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares above the threshold. Shares owned outside the Company grants of equity are not subject to these holding restrictions but count toward the total amount of equity held. If an executive officer leaves the Company for any reason, the Guidelines immediately lapse. The compensation consultant for the Committee reviewed these Guidelines in 2006 and determined them to be fair and consistent with the competitive practice of the Company’s peer group and general industry, while ensuring good corporate governance.

The Committee reviews executive officer holdings annually in advance of long-term incentive grants and awards. Current market value of earned shares and the net value of vested and unexercised “in the money” options held (at that time) by the executive officer are used rather than paid-in value to be consistent with prevailing industry practice. In addition to the Guidelines, in 2005, the Committee implemented a policy that, in the event the Company restates the financial results that form the basis for incentive compensation, the Committee may, in its sole discretion, revoke any award, mandate the return of any payment, make a downward adjustment in any calculation, or reduce the size of any grant resulting from the calculation as it deems appropriate.

The Company also maintains an insider trading policy for all its employees, including the Named Executive Officers. The policy specifically prohibits employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and hedging transactions such as zero-cost collars and forward sale contracts. In addition, the policy contains a strict black-out period during which all executive officers are prohibited from trading in the Company’s securities. The black-out period commences two weeks prior to the close of every financial quarter and ends two business days after the issuance of the Company’s earnings release.

Elements of Compensation

Base Salary. Base salary is intended to compensate the Named Executive Officers for performance of core job responsibilities and duties. The Committee evaluates executive officer salaries annually and makes or recommends to the Board adjustments that reflect competitive market data, the executive officer’s individual performance, and the core responsibilities within the Company. The Committee also considers the recommendations of its compensation consultant as to the appropriate target salary levels for the Company’s executive officers and the acceptable range of salaries around that target. As discussed above, the Committee currently targets the Company’s executive officers’ salaries between the 50th and 60th percentiles of the Company’s relevant market data. The Committee considers a variability of approximately 25% around this targeted range acceptable to reflect incumbent factors such as experience, sustained performance, and potential contributions to the Company. The Board of Directors acts upon the recommendations of management and the Committee as to salary adjustments for all of the Named Executive Officers except Mr. Benante, whose salary is established exclusively by the Committee. In determining Mr. Benante’s 2008 salary, the Committee took into account both Chief Executive Officer data of the relevant market and peer group as well as the performance of Mr. Benante and the Company over the past year, including return on capital, aggregated growth rate, and operating free cash flow.

Annual Incentive Compensation. Annual incentive compensation focuses performance on annual goals and objectives. For 2008, the Named Executive Officers participated in the 2005 Curtiss-Wright Modified Incentive Compensation Plan (“MICP”) approved by the Company stockholders in May 2006. As discussed above, the Named Executive Officers incentives are targeted at the 75th percentile of the relevant market data, and payout is tied to the attainment of performance goals that approximate a comparable level of performance of the relevant market data. Sixty percent (60%) of the award is based on the attainment of a pre-approved operating income goal and forty percent (40%) on individual performance-based objectives, which may include significant other financial and operating objectives and personal goals. The individual objectives are generally measurable and weighted as appropriate to their relative importance to the success of the Company. In 2008, the target incentive was fixed at 105% of base salary for the Chief Executive Officer and 80-85% for the other Named Executive Officers (MICP participation also includes a broader group of other management and key employees). Each participant in the MICP is notified early in the plan year of a target incentive and range of opportunity based on a percentage of the participant’s earned base salary.

The MICP performance objectives of the Named Executive Officers are agreed upon by the Board of Directors, senior management, and the Committee by March 30th of the performance year. The Committee reviews a number of performance measures such as: operating income, net earnings or net income (before or after taxes); earnings growth; earnings per share; net sales (including net sales growth); gross profits or net operating profit; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash conversion on earnings); revenue growth; attainment of strategic or operational initiatives; cost containment or reductions; and individual goals directly related to business performance. Any performance measure may be used to measure the performance of the Company and any of its affiliates as a whole, to measure any business unit thereof or any combination thereof, or to measure the performance of any of these compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for participants be increased on a discretionary basis.

The potential range of value delivered to each participant is based on a threshold performance level below which no incentive is paid, a target level of performance at which the full target incentive is paid, and a maximum performance level at which the maximum incentive is paid. The threshold performance payout level is set at approximately 50% of the target performance payout level and the maximum payout performance level is set at 200% of the target performance level. Payouts are proportional to the participant’s individual performance against his or her pre-established goals and the Company’s performance against its pre-established financial goals.

At the beginning of each fiscal year, the Committee establishes a threshold level of financial performance for the Company representing the lowest acceptable level of performance for the year below which no awards will be made to any participant, a target level of performance at which 100% of the target award would be paid, and a maximum performance level at which the maximum award would be paid. In February and March 2008, the Committee reviewed and approved the CEO’s and the other Named Executive Officers’ written proposals of goals and weights for performance of the Company and their own individual goals. The MICP document permits the Committee to make adjustments to the

Company’s operating income, including removing expenses for amortization for certain intangibles and the current year incentive expense.

For 2008, Mr. Benante’s individual goals and their respective weighting were as follows:

Goal	Weight
Increased organic growth	30%
Consolidated profit improvement	25%
Increased cash flow	25%
Conduct management training at each division for executives	20%

The 2008 MICP awards were paid early in 2009 based on results achieved during 2008. Incentive amounts paid under the MICP were based on the financial performance of the Company during 2008 as compared with the annual performance goals approved by the Committee at the beginning of the 2008 performance year and certain individual performance goals considered and approved by the Committee at the beginning of the 2008 performance year. The amounts paid with respect to performance year 2008 reflect the Company’s strong overall operational and financial performance during the year.

Long-Term Incentive Program. The Company’s long-term incentive plan (“LTIP”) was designed to ensure the Company’s executive officers and key employees are focused on long-term value creation through equity and cash-based incentive compensation that rewards for longer term (i.e. three years or more) performance. In 2008, the long-term incentive grants for executive officers consisted of four components: cash-based performance units, performance-based restricted stock, time-based restricted stock, and non-qualified stock options. All plans are performance based to varying degrees. The performance-based elements of the long-term incentive grants are intended to drive behaviors affecting a longer performance timeframe (currently three years) with a goal of increasing the intrinsic value of the Company and improving the results of the business units with which the executive officers are associated. The target long- term incentive grant value ranges are based upon competitive practice in the Company’s market data and peer group and is managed as a percentage of base salary. Individual grants reflect both market and individual performance. Each component is described in greater detail below.

The LTIP grant is historically approved at the Company’s November Board of Directors meeting. The meeting date for this and all other regularly scheduled Board of Directors and Committee meetings are selected and approved approximately 18 months in advance, at the May Board of Directors meeting in the preceding year. The establishment of a grant date approximately 18 months in advance precludes the ability to “time” grants to coincide with a historically low share price.

In determining the 2008 LTIP grants, the Committee considered the competitive levels of grants provided to similarly situated executives of the peer group and general industry, the effect that the efforts of the recipients could have on the growth and value of the Company, and their overall contribution to the business. In 2008, the total value of the LTIP grants (the value of non-qualified stock options, time-based restricted stock, performance-based restricted stock, and cash-based performance units combined) granted to the Company’s Named Executive Officers equaled 375% of the salary for the CEO, 250% of the salary for the CFO, 260% for Messrs. Linton and Adams, and 230% for Mr. Bloom. If the Named Executive Officers deliver performance that achieves target levels, these percentages will result in vested values that approximate the 75th percentile of LTIP payments made by the Company’s peer group and general industry for comparable performance. LTIP grant present values for the Named Executive Officers were allocated in the following manner: 20% in non-qualified stock options, 30% in performance-based restricted stock, 20% in time-based restricted stock, and 30% in cash-based performance units. With the allocation of the LTIP grant, the Committee intends to align the Named Executive Officers’ long-term interests with stockholder interests while at the same time balancing the need to reward the Named Executive Officers for achieving targeted long-term Company performance and to provide time-based retention grants.

The Company uses a balanced set of LTIP components to balance correctly the multiple interests of shareholders and internal performance. The four components chosen each accomplish a different “mission” in terms of incentivizing Named Executive Officer performance. The four components are:

Stock Options

Stock options are an effective tool to enhance ownership interests and link the interests of management with those of the stockholders. It is also an effective tool in recruiting and retaining top talent by providing an opportunity to be rewarded for growth in the Company’s market value. Stock options are granted at an exercise price that is 100% of the closing price as reported on the New York Stock Exchange for the Company’s Common Stock on the date of grant. Stock options have a ten-year term and vest in equal amounts over a three-year period. The number of stock option shares granted is calculated by multiplying the total value of the LTIP grant by the percentage of the grant allocated to stock options (20%) and dividing by the stock option value (determined by the Black-Scholes methodology of pricing options).

Performance-Based Restricted Stock (Performance Share Plan-PSP)

Performance-based restricted stock is also delivered to the Named Executive Officers and focuses management on specific objectives relating to the Company’s three year average annual net income versus budget and three year average annual net income as a percent of sales as compared to the same measure of performance in our peer group. These performance-based restricted stock awards have a three-year performance period attached to them and vest upon the conclusion of the performance period, provided performance is within an acceptable range. The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of the grant allocated to the performance-based restricted stock and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant.

The performance-based restricted stock serves a dual purpose to provide stock ownership opportunities and incentivize profit performance based on a combination of budget and peer company performance. Unlike time-based restricted stock, however, performance-based restricted stock shares are only earned if Company performance objectives are within an acceptable range.

Performance-based restricted stock awards can have a value from 0% to 200% of the target grant. A 200% of target payout means maximum goals are met or exceeded, and 50% payout results if threshold performance is attained. 100% of the grant target is earned if the Company achieves all performance goals. Goals are based upon achievement of budgeted net income as a percent of sales and the Company’s net income as a percent of sales versus the peer group. Unearned shares are forfeited. No dividends are paid or credited until awards are earned and shares are actually issued for the earned awards. There is no I.R.C. Section 83(b) election available for these performance-based restricted stock awards because they are performance based.

Time-Based Restricted Stock

Executive officers are granted time-based restricted stock under the 2005 LTIP. The purpose of this restricted stock grant is also two-fold. It provides a vehicle for stock ownership and a means to ensure retention of the individual. These grants vest 100% on the third anniversary of the date of grant. The number of shares granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to time-based restricted stock and dividing by 100% of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant.

Non-equity (Cash-Based) Based Performance Units

Part of the total LTIP takes the form of cash-based performance units. These units tie payout to the Company’s long-term financial performance relating to sales growth and return on capital. The performance units have specific objectives relating to average annual sales growth targets and to average annual return on capital targets of the Company as a whole and its operating segments, as appropriate, over a three-year period.

Cash-based performance units are an effective tool to drive performance outside of equity market influences that may or may not be related to actual company performance. By utilizing cash-based performance units, the Company balances long-term retention goals for senior management by providing a portion of long-term financial incentives tied to actual Company performance but removed from the fluctuation in stock price performance. Thus, cash-based performance units maintain their incentive value when the Company performs well irrespective of stock market volatility. We further believe that sales growth with a return on capital exceeding the cost of capital are long term drivers of shareholder value.

In early 2008, an LTIP performance unit payout was made on the 2004 performance unit grants covering the period 2005-2007. The amounts of these awards were tied directly to the measures approved and communicated in 2004. The awards are listed in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

Employee Stock Purchase Plan

The Company’s Named Executive Officers, along with all other full time Company employees, are eligible to participate in the Curtiss-Wright Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides all employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee is customarily employed for less than 20 hours per week. The ESPP is offered in six-month “offering periods” commencing on December 1 and July 1. At the end of each offering period, participant contributions are used to purchase a number of shares of common stock (subject to IRS limits), in an amount equal to 85% of the lower of the fair market value of the common stock on the first day of such offering period or the last day of such offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

Participants in the ESPP who are required to report their beneficial ownership under Section 16 of the Exchange Act are subject to blackout periods for sales of ESPP shares, which are limited to those periods during which there is a greater possibility that the Company’s insiders are in possession of material insider information, whether or not they are in fact in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business day after the Company’s earnings are released to the public. Blackout dates may change, as appropriate, from time to time at the discretion of the Board of Directors.

During 2008, the CEO and three of the other Named Executive Officers participated in the ESPP. Mr. Benante purchased 499 shares of Common Stock under the plan, Mr. Adams purchased 499 shares, Mr. Bloom purchased 499 shares, and Mr. Linton purchased 499 shares.

Pension Plans

The Named Executive Officers also participate in the Curtiss-Wright Corporation Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Corporation Restoration Plan.

The Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is made up of two separate benefits: (1) a traditional, final average pay formula component and (2) a cash balance component. This plan is administered by an Administrative Committee appointed by the Company. Both plans are non-contributory and most employees participate in one or both of the benefits, including the Named Executive Officers. An eligible employee becomes a participant in the Retirement Plan on the date he or she completes one year of plan service with the Company. One year of plan service means a period of 12 consecutive months, beginning on the employee’s date of hire or on any subsequent January 1, during which the employee completes 1,000 hours of service. A participant becomes a vested participant after completing three (3) years of plan service with the Company. Once a participant vests in their pension benefit they are entitled to a benefit at any time after termination of employment. If they receive payment of their traditional final pay benefit before their normal retirement date at age 65, their benefit will be reduced by 2% for each of the first five years and 3% for each of the next five years that their actual retirement precedes their normal retirement date at age 65. The reduction that applies to the benefit is larger if the participant has elected payment before age 55.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the highest sixty (60) months final average compensation out of the last one hundred twenty (120) months of service up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a cash balance plan pay-based credit equal to 3% of his or her annual compensation. These amounts are credited to a notional cash balance account that grows with interest based on the rates published each December for 30-Year Treasury Bonds.

The Retirement Plan provides a total retirement benefit equal to the August 31, 1994, accrued benefit, indexed to reflect increases in compensation, as defined by the plan, from that date forward plus the benefit accrued after September 1, 1994 under the amended final average pay formula and the cash balance component.

As of August 31, 1994, the following monthly pension benefits had been accrued for those employees that participated in the plan prior to the merger in 1994: Mr. Benante, $137 and Mr. Bloom, $2,922. Mr. Linton, Mr. Adams, and Mr. Tynan commenced their employment with the Company after September 1, 1994, and therefore, did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they, along with the other Named Executive Officers, continue to accrue a benefit under the amended Retirement Plan.

Under the IRC and applicable regulations, as effective for 2008, the maximum allowable annual benefit under the Retirement Plan is $185,000. The maximum allowable annual benefit is reduced if benefits commence prior to age 62 and increased if benefits commence after age 65. The maximum annual compensation that may be taken into account in the determination of benefits under the Retirement Plan is $230,000. The Company maintains an unfunded, non-qualified Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits. The Restoration Plan is also administered by the Administrative Committee.

The Restoration Plan benefits are not funded. In the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

As a result of the Company providing both a cash balance benefit and a traditional final average pay benefit under the Retirement Plan, the Company does not offer a matching contribution to participants of the Savings and Investment Plan. Most participants can elect to defer up to 75% of his or her annual cash compensation per year on a tax deferred basis subject to the IRS Elective Deferral limit. For 2008, the pre-tax Savings and Investment Plan contribution limit for a highly compensated employee was capped at 6.5%. Participants may also make voluntary contributions up to the limits provided under the IRC on an after tax basis. For 2008, the after-tax Savings and Investment Plan contribution limit for a highly compensated employee was limited to 2.0%.

During 2007, the Company conducted an analysis of the retirement benefits offered by the Company compared to a significant database of the Executive Compensation Committee’s former advisor, Buck Consultants. This analysis indicated that our pension benefits for Named Executive Officers were in the competitive range, but at the low end. This analysis looked at replacement ratios upon retirement for the companies included in the analysis. Based upon this review, the Committee believes that the Restoration Plan provides benefits that are reasonable and customary and is an essential tool in attracting and retaining quality executive talent.

Executive Perquisites

The Named Executive Officers are eligible for executive perquisites that are consistent with market practices. The Committee has reviewed and approved the Company’s formal perquisite plans with established limits. Perquisites are reported as taxable income as appropriate for each participating officer and reimbursements are subject to applicable income and employment tax withholding. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals at the Mayo Clinic for the executive and his or her spouse. The external compensation consultant has advised the Committee that the overall level of perquisites the Company provides to its Named Executive Officers is consistent with that of its peers.

Post-Employment Arrangements and Contracts with Executive Officers

Severance Agreements

Pursuant to a policy established by the Company’s Board of Directors in 1977 designed to retain key employees, during 2008 the Company had at-will severance agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan. In the case of involuntary termination of employment other than termination for cause, failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide for the payment of severance pay in an amount equal to one year’s base salary at the time of termination as well as the continued availability of certain employee health and welfare benefits for a period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At employee option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

Consistent with the Company’s policies designed to retain key employees, the Company also has also entered into change-in-control severance protection agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan. The agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan provide for payment of severance pay equal to three times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the MICP immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of three years following termination of employment.

The agreements with Messrs. Adams, Bloom, Linton, and Tynan are triggered in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment of Messrs. Tynan, Adams, Bloom, or Linton during the two year period following a change-in-control, without “cause” or if Messrs. Tynan, Adams, Bloom, or Linton terminate their employment with the Company with “good reason,” then the Named Executive Officers will be entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30 day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The Committee further considered that a change-in-control of the Company, of necessity, involves a constructive termination of the position of Chief Executive Officer, in that he would inherently be subordinate to the executives of the acquiring entity. Accordingly, Mr. Benante’s agreement provides for the same provisions as stated above and that he may voluntarily terminate his own employment with the Company for any reason after the first year of service, but prior to the end of the second year following a change-in-control, and still obtain the benefits provided under the agreement.

All change-in-control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in the Retirement Plan, Restoration Plan, and the LTIP, provided that if vesting under any such plan is not permitted by applicable law an actuarially determined lump sum will be paid in an amount equaling the non-vested benefit under the applicable plan. All change-in-control severance protection agreements further provide that, upon a change in control, any previously granted performance units will be paid on a pro-rata basis (unless the employee is at least 62 years old and has worked for the Company for at least 5 years in which case such performance units will be paid in full) for the period of employment and that previously granted stock options will become fully vested and exercisable. The agreements also provide for a supplemental cash payment to the extent necessary to preserve the level of benefits in the event of the imposition of excise taxes payable by a participant in respect of “excess parachute payments” under Section 280G of the Internal Revenue Code. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under the Company’s at-will severance agreements discussed above.

The Committee decided to provide these severance and change-in-control agreements to the Named Executive Officers after reviewing data on the practices of peer companies and concluding that providing such severance and change in control protections was necessary to provide an overall compensation package to the executive that is consistent with that offered by the Company’s peers.

Special Arrangements

On October 9, 2006, the Company entered into a restricted stock unit agreement with Mr. Linton. Under the terms of the agreement, Mr. Linton received a grant of 33,870 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. The agreement provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on February 7, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton.

The agreement provides for the entire grant to vest on February 6, 2016, provided that Mr. Linton does not voluntarily leave the employ of Curtiss-Wright or is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Linton may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Linton’s death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Linton on substantially the same terms as Mr. Linton’s October 2006 restricted stock unit agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton. The restricted stock units in Mr. Linton’s 2007 restricted stock unit agreement also vest on February 6, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

On October 12, 2006, the Company entered into a similar agreement with Mr. Adams. Mr. Adams received a grant of 31,948 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. Mr. Adams’ agreement also provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Curtiss-Wright’s Common Stock on September 26, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams.

The agreement provides for the entire grant to vest on October 12, 2016 (ten years from the date the agreement was executed), provided that Mr. Adams does not voluntarily leave the employ of Curtiss-Wright or Mr. Adams is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Adams may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split, or any similar change and for the immediate vesting and conversion of the stock units upon Mr. Adams death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Adams on substantially the same terms as Mr. Adams’ existing agreement providing for a grant of 21,182 restricted stock units at the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Company Common Stock on September 24, 2007, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams. The restricted stock units in Mr. Adams’ 2007 restricted stock unit agreement also vest on October 12, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

The Committee and the Board received advice and recommendations from the external compensation consultant prior to implementing these agreements. The Committee believes that the performance of Messrs. Linton and Adams in their current positions and in prior positions makes them attractive candidates for positions at other companies and felt that the agreements were justified by the need to increase the likelihood that both executives would choose to remain employees of the Company over an extended period of time.

The following table shows the potential incremental value transfer to the Named Executive Officers under various employment related scenarios.

Incremental Value Transfer

	Mr. Benante (a)	Mr. Tynan	Mr. Linton	Mr. Bloom (a)	Mr. Adams
If Retirement or Voluntary Termination Occurred on December 31, 2008 (b)	12,737,442	1,291,456	892,312	6,695,719	970,277
If Termination for Cause Occurred on December 31, 2008 (c)	6,829,945	695,769	478,984	4,122,460	756,622
If Termination Without Cause Occurred on December 31, 2008 (d)	13,662,442	1,788,456	3,298,498	7,105,219	3,286,288
If “Change In Control” Termination Occurred on December 31, 2008 (e)	26,415,008	7,205,524	9,326,890	12,165,031	9,201,876
If Death Occurred on December 31, 2008 (f) (g)	14,335,340	3,034,153	4,642,393	7,297,364	4,563,490

(a)	Mr. Bloom is eligible for full retirement, and Mr. Benante was eligible for early retirement as of December 31, 2008. Messrs. Tynan, Linton, and Adams are ineligible for full or early retirement.

(b)

Includes (1) present value of vested options on December 31, 2008, (2) present value of any unvested/unearned stock options, cash-based performance units, and performance-based shares on December 31, 2008 that would vest after the date of termination or retirement, (3) actual earned (terminations prior to December 31 would be pro-rated) value of current year annual incentive plan payment in the event of retirement, (4) value on measurement date (December 31, 2008) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(c)

Includes value on measurement date (December 31, 2008) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(d)

Includes (1) present value of vested options on December 31, 2008, (2) present value of any unvested/unearned stock options, cash-based performance units, and performance-based shares on December 31, 2008 that would vest after the date of termination for retirement-eligible executives, (3) severance payout, (4) accelerated vesting of retention agreements for Messrs. Linton and Adams, (5) value on measurement date (December 31, 2008) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(e)

Includes (1) present value of vested options on December 31, 2008, (2) change-in-control severance payout, (3) accelerated vesting of retention agreements for Messrs. Linton and Adams, (4) present value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, and restricted stock on December 31, 2008, (5) actual earned (pro-rated if change-in-control occurs prior to December 31) value of current year annual incentive plan payment, (6) value on measurement date (December 31, 2008) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”) including additional three years of benefit accrual per change-in-control agreements, assuming the executive elects immediate payout, (6) gross-up payment per change-in-control agreements.

(f)

Includes (1) present value of vested options on December 31, 2008, (2) accelerated vesting of retention agreements for Messrs. Linton and Adams, (3) present value of any accelerated vesting of stock options, cash-based performance units, performance-based shares, and restricted stock on December 31, 2008, (4) actual earned (pro-rated if termination occurs prior to December 31) value of current year annual incentive plan payment, (5) value on measurement date (December 31, 2008) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout, (6) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

The following table sets forth information concerning the total compensation of the chief executive officer, chief financial officer and the other Named Executive Officers of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2008.

Summary Compensation Table (SCT)

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(g)	All Other Compensation ($)(h)	Total ($)
Martin R. Benante	2008	899,038	0	929,678	720,903	2,164,634	2,232,094	54,356	7,000,703
Chairman and Chief	2007	815,385	0	313,204	2,112,014	1,997,387	1,043,449	34,978	6,316,417
Executive Officer	2006	725,769	0	332,676	354,753	1,831,096	821,281	31,237	4,096,812
Glenn E. Tynan	2008	413,394	0	407,336	160,932	633,623	283,706	39,782	1,938,774
Vice President	2007	371,308	0	118,323	110,409	534,133	134,761	25,932	1,294,866
Finance and Chief	2006	323,539	0	125,667	65,430	466,801	93,304	26,775	1,101,527
Financial Officer
David J. Linton (i)	2008	457,712	0	652,102	197,427	914,925	210,171	25,104	2,457,441
Co-Chief Operating	2007	408,558	18,624	263,026	150,401	427,455	89,650	43,101	1,400,815
Officer; Pres.,	2006	367,885	0	120,665	110,493	387,660	98,254	34,242	1,119,199
Curtiss-Wright Flow
Control Corporation
Edward Bloom	2008	402,750	0	379,378	199,453	692,930	1,009,866	19,985	2,704,362
V.P.; Pres., Metal	2007	378,369	11,720	111,578	225,783	712,983	619,698	18,081	2,078,212
Improvement	2006	347,262	0	91,001	541,541	631,421	521,220	16,037	2,148,482
Company, LLC
David Adams (j)	2008	427,038	0	679,349	319,593	547,635	311,949	42,671	2,328,235
Co-Chief Operating	2007	378,846	16,677	260,015	104,087	498,894	147,042	48,314	1,453,875
Officer	2006	329,423	0	182,816	91,491	411,619	106,398	24,074	1,145,821

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)	The amounts in this column represent a discretionary payment made to each of the business unit presidents in 2007.

(c)

Includes grants of performance shares as part of the Company’s Long Term Incentive Plan. The values shown represent the compensation cost of awards over the year 2008 pursuant to the accounting requirements of FAS 123R. Please refer to pages 76-77 of the Company’s Form 10-K for a discussion of the assumptions made relative to the valuation of these grants.

(d)

Includes grants of restricted stock as part of the Company’s Long Term Incentive Plan, as well as restricted stock unit retention grants made to Messrs. Linton and Adams. The values shown represent the compensation cost of awards over the year 2008 pursuant to the accounting requirements of FAS 123R. Please refer to pages 76-77 of the Company’s Form 10-K for a discussion of the assumptions made relative to the valuation of these grants.

(e)

Includes grant of stock options as part of the Company’s Long Term incentive Plan. The values shown represent the compensation cost of awards over the year 2008 pursuant to the accounting requirements of FAS 123R.

(f)

Includes payments made based on the Company’s annual MICP and the maturity of cash-based performance unit grants. Payments are conditioned upon the financial performance of the Company and its subsidiaries.

(g)

Includes annual change in the actuarial present value of accumulated pension benefits. The aggregate change in the actuarial present value of the accumulated pension benefits was determined using the same amounts required to be disclosed under Item 402(h) (the Pension Benefits table) for 2008 and the amounts that would have been required to be reported for the NEO under Item 402(h) for 2007.

(h)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance, and unused vacation payout (only for Mr. Adams in 2007).

(i)	Mr. Linton was appointed Co-Chief Operating Officer of the Company on November 17, 2008. Prior to his appointment, Mr. Linton served as Vice President of the Company from May 2004.

(j)

Mr. Adams was appointed Co-Chief Operating Officer of the Company on November 17, 2008. Prior to his appointment, Mr. Adams served as Vice President of the Company from November 2005 and President of Curtiss-Wright Controls, Inc. from June 2005.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be extremely limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its Named Executive Officers.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The Named Executive Officers participate in this program. The participants are taxed on the value of any personal use of their automobiles. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through Wachovia Financial Services. Not all executive officers utilize these services on an annual basis; however, the executives are taxed on the value of the services provided on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations. The executive is taxed on the value of these services, except for the value of executive physicals for the Named Executive Officers, which are required by the Company.

Perquisites and Benefits Table

Name	Automobile (a)	Financial Planning	Executive Physical	Insurance Premiums
Martin R. Benante	18,183	8,500	25,369	2,304
Glenn E. Tynan	12,389	8,500	16,589	2,304
David J. Linton	22,800	-0-	-0-	2,304
Edward Bloom	1,308	8,500	7,873	2,304
David Adams	18,630	8,500	13,237	2,304

(a)	Represents the personal use of Company-leased automobiles. Mr. Linton receives an automobile allowance in lieu of a Company-leased automobile.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full- time employees of the Company.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the Named Executive Officers, may elect to defer additional cash compensation on a tax deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (c)				Estimated Future Payouts Under Equity Incentive Plan Awards (d)			All Other Stock Awards: Number of Shares of Stock or Units (#)(e)	All Other Option Awards: Number of Securities Underlying Options (#)(f)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Martin R. Benante	11/15/2008 (a)		$534,188	$971,250	$1,942,500
	11/15/2008 (b)	1,040,625	$655,594	$1,040,625	$2,112,469
	11/15/2008 (b)					17,275	34,550	69,100				$1,040,625
	11/15/2008 (b)								23,033			$693,750
	11/15/2008 (b)									77,342	$30.12	$693,750
Glenn E. Tynan	11/15/2008 (a)		$218,680	$397,600	$795,200
	11/15/2008 (b)	372,750	$234,833	$372,750	$756,683
	11/15/2008 (b)					2,492	12,376	9,968				$372,750
	11/15/2008 (b)								8,251			$248,500
	11/15/2008 (b)									27,704	$30.12	$248,500
David J. Linton	11/15/2008 (a)		$281,160	$511,200	$1,022,400
	11/15/2008 (b)	443,040	$279,115	$443,040	$899,371
	11/15/2008 (b)					2,952	14,710	11,806				$443,040
	11/15/2008 (b)								9,807			$295,360
	11/15/2008 (b)									32,928	$30.12	$295,360
Edward Bloom	11/15/2008 (a)		$180,180	$327,600	$655,200
	11/15/2008 (b)	282,555	$178,010	$282,555	$573,587
	11/15/2008 (b)					2,492	9,381	9,968				$282,555
	11/15/2008 (b)								6,254			$188,370
	11/15/2008 (b)									21,000	$30.12	$188,370
David Adams	11/15/2008 (a)		$268,290	$487,800	$975,600
	11/15/2008 (b)	422,760	$266,339	$422,760	$858,203
	11/15/2008 (b)					7,018	14,036	28,072				$422,760
	11/15/2008 (b)								9,358			$281,840
	11/15/2008 (b)									31,421	$30.12	$281,840

(a)

Values in this row represent the Company’s non-equity based annual Modified Incentive Compensation Plan (MICP), that were approved on November 15, 2008 for performance during fiscal 2009. The incentive threshold, target, and maximum are expressed above as a percentage of base salary on December 31, 2008.

(b)	Values in this row represent grants made under the Company’s Long-Term Incentive Plan on November 15, 2008.

(c)	Represents grants of performance units as part of the Company’s Long-Term Incentive Plan.

(d)	Represents grants of performance shares as part of the Company’s Long-Term Incentive Plan.

(e)	Represents grants of restricted stock as part of the Company’s Long-Term Incentive Plan.

(f)	Represents grants of stock options as part of the Company’s Long-Term Incentive Plan. Number of securities underlying options based on the November 14, 2008 Black-Scholes value of $8.97.

The Named Executive Officers are paid dividends on restricted stock awards only. These dividends are reinvested into the restricted stock awards and are subject to the same limitations and restrictions as the original restricted stock award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of the Company’s Common Stock as reported by the NYSE on the date of the grant.

The Committee granted stock options, performance units, performance shares, and restricted stock in November 2008 to the Named Executive Officers. The performance units and performance shares will mature in December 2011 and will be paid in early 2012 if the financial goals are attained. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the Company’s Named Executive Officers. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Grants at Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units that Have Not Vested ($)(a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin R. Benante	40,024	0		16.28	11/19/2012
	37,036	0		19.08	11/18/2013
	25,368	0		27.96	11/16/2014
	30,000	0		27.92	11/15/2015					35,746	1,193,559	(b)
	46,351	23,176		36.73	11/19/2016	11,435		381,815		5,718	190,924	(c)
	24,272	48,544		54.00	11/16/2017	11,806		394,202		5,903	197,101	(d)
	0	77,342		30.12	11/15/2018	23,033		769,072		34,550	1,153,625	(e)
Glenn E. Tynan	2,072	0		11.93	11/20/2010
	6,780	0		10.93	11/20/2011
	6,008	0		16.28	11/19/2012
	5,672	0		19.08	11/18/2013
	5,824	0		27.96	11/16/2014
	6,888	0		27.92	11/15/2015					13,504	450,899	(b)
	7,231	3,616		36.73	11/19/2016	3,568		119,136		5,352	178,703	(c)
	3,416	6,830		54.00	11/16/2017	3,323		110,955		4,984	166,416	(d)
	0	27,704		30.12	11/15/2018	8,251		275,501		12,376	413,235	(e)
David J. Linton	11,200	0		27.96	11/16/2014
	13,246	0		27.92	11/15/2015					9,770	326,220	(b)
	8,178	4,089		36.73	11/19/2016	4,035		134,729		6,053	202,110	(c)
	4,046	8,090		54.00	11/16/2017	3,936		131,423		5,903	197,101	(d)
	0	32,928		30.12	11/15/2018	9,807		327,456		14,710	491,167	(e)
						33,870	(f)	1,130,919	(f)
						21,182	(f)	707,267	(f)
Edward Bloom	9,374	0		27.96	11/16/2014
	12,270	0		27.92	11/15/2015					9,778	326,487	(b)
	7,670	3,835		36.73	11/19/2016	3,785		126,381		5,677	189,555	(c)
	3,416	6,830		54.00	11/16/2017	3,323		110,955		4,984	166,416	(d)
	0	21,000		30.12	11/15/2018	6,254		208,821		9,381	313,232	(e)
David Adams	2,668	0		16.28	11/19/2012
	3,436	0		19.08	11/18/2013
	3,220	0		27.96	11/16/2014
	3,808	0		27.92	11/15/2015					16,834	562,087	(b)
	7,425	3,712		36.73	11/19/2016	3,664		122,341		5,495	183,478	(c)
	3,808	7,615		54.00	11/16/2017	3,704		123,677		5,556	185,515	(d)
	0	31,421		30.12	11/15/2018	9,358		312,464		14,036	468,662	(e)
						31,948	(f)	1,066,744	(f)
						21,182	(f)	707,267	(f)

(a)

Represents unvested restricted stock granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $33.39, the closing price of Company common stock on December 31, 2008.

(b)

Represents cash value of outstanding performance-based share units granted November 15, 2005, as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.39, the closing price of Company common stock on December 31, 2008. Performance-based share units will be earned as common stock early in 2009 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2008.

(c)

Represents cash value of outstanding performance-based share units granted November 20, 2006, as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.39, the closing price of Company common stock on December 31, 2008. Performance-based share units will be earned as common stock early in 2010 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2009.

(d)

Represents cash value of outstanding performance-based share units granted November 17, 2007, as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.39, the closing price of Company common stock on December 31, 2008. Performance-based share units will be earned as common stock early in 2011 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2010.

(e)

Represents cash value of outstanding performance-based share units granted November 15, 2008, as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $33.39, the closing price of Company common stock on December 31, 2008. Performance-based share units will be earned as common stock early in 2012 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2011.

(f)	Represents retention grants of restricted stock units for Mr. Linton and Mr. Adams. Stock price used to determine value is $33.29, the closing price of Company common stock on December 31, 2008.

The following table sets forth information regarding options exercised and stock vested during calendar year 2008.

Option Exercises and Stock Vested Table

Name	Option Grants		Stock Grants
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
Martin R. Benante	27,126	$1,141,427	0	0
Glenn E. Tynan	0	0	0	0
David J. Linton	0	0	0	0
Edward Bloom	1,000	$27,045	0	0
David Adams	0	0	0	0

Deferred Compensation Plans

The following table shows the deferred compensation activity for the Company’s Named Executive Officers during 2008. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(b)
Martin R. Benante	89,904	0	85,165	0	1,398,800
Glenn E. Tynan	41,417	0	8,402	35,112	143,456
David J. Linton	200,200	0	32,989	302,511	528,582
Edward Bloom	453,389	0	160,185	0	2,642,615
David Adams	297,926	0	56,918	0	957,387

(a)	Amounts reported in this column represent deferral of salary and incentive payments deferred in 2008, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

(b)	A considerable portion of the aggregate balance represents the deferrals of salary and incentive payments earned and deferred in previous years.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan, and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the Company’s Named Executive Officers at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2008. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit Table

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b)($)	Payments During Last Fiscal Year ($)

Martin Benante	Curtiss-Wright Corporation Retirement Plan	30	1,741,637	0
Glenn Tynan	Curtiss-Wright Corporation Retirement Plan	9	352,378	0
David Linton	Curtiss-Wright Corporation Retirement Plan	5	153,663	0
Edward Bloom	Curtiss-Wright Corporation Retirement Plan	36	2,143,305	0
David Adams	Curtiss-Wright Corporation Retirement Plan	9	661,880	0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or three years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2008, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Statement of Financial Accounting Standard Nos. 87 and 158.

Non-Qualified Pension Table

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b)($)	Payments During Last Fiscal Year ($)

Martin Benante	Curtiss-Wright Corporation Restoration Plan	30	4,405,448	0
Glenn Tynan	Curtiss-Wright Corporation Restoration Plan	9	343,260	0
David Linton	Curtiss-Wright Corporation Restoration Plan	5	288,084	0
Edward Bloom	Curtiss-Wright Corporation Restoration Plan	36	1,820,117	0
David Adams	Curtiss-Wright Corporation Restoration Plan	9	68,397	0

(a)	The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the Curtiss-Wright Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the Curtiss-Wright Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the Curtiss-Wright Retirement Plan.

(b)

The present value of the accumulated benefit was determined as of December 31, 2008, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Statement of Financial Accounting Standard Nos. 87 and 158.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2008. Mr. Benante, the only director who is an employee of the Company, is not compensated for his services as a Board member.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Grants ($)(b)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)(c)	Total
James B. Busey IV (d)	$17,750	$101,393	—	—	—	$98	$119,241
S. Marce Fuller	$90,100	$48,613	—	—	—	$770	$139,483
Allen A. Kozinski	$80,700	$36,947	—	—	—	$770	$118,417
Carl G. Miller	$75,300	$49,990	—	—	—	$770	$126,060
William B. Mitchell	$81,100	$48,613	—	—	—	$770	$130,483
John R. Myers	$88,700	$48,613	—	—	—	$770	$138,083
John B. Nathman	$89,700	$19,861	—	—	—	$707	$110,268
William Sihler	$83,300	$48,613	—	—	—	$770	$132,683
Albert E. Smith	$77,100	$36,946	—	—	—	$770	$114,816

(a)

Represents all fees earned or paid in cash for services as a director, including annual retainer, board meeting fees, and committee chairman retainers paid in cash, stock, or a combination of the two at the election of the Director, and includes amounts deferred.

(b)

The values shown represent the compensation cost of annual restricted stock grants pursuant to the accounting requirements of FAS 123R. In 2009, Messrs. Kozinski, Miller, Mitchell, Myers, Nathman, Sihler, Smith, and Ms. Fuller each have received 2,271 shares of restricted common stock as annual stock grant, each having a full fair value of $70,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2008, Messrs. Busey, Kozinski, Miller, Mitchell, Myers, Nathman, Sihler, Smith, and Ms. Fuller each have received 1,224 shares of restricted common stock as annual stock grant, each having a full fair value of $50,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. Additionally, in 2008, Mr. Nathman received 612 shares of restricted stock as an award for newly elected members to the Board of Directors having a full fair value of $25,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2007, Messrs. Busey, Kozinski, Miller, Mitchell, Myers, Sihler, Smith, and Ms. Fuller each have received 1,252 shares of restricted common stock as annual stock grant, each having a full fair value of $50,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. Additionally, in 2007, Mr. Kozinski received 626 shares of restricted stock as an award for newly elected members to the Board of Directors having a full fair value of $25,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2006, Messrs. Busey, Miller, Mitchell, Myers, Sihler, and Ms. Fuller each have received 910 shares of restricted common stock as annual stock grant, each having a full fair value of $50,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2006, Mr. Smith received 760 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $25,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2003, Mr. Miller received 255 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $16,398 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2001, Messrs. Busey, Mitchell, Myers, Sihler, and Ms. Fuller each have received 311 shares of restricted common stock as annual stock grant, each having a full fair value of $15,418 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2000, Ms. Fuller received 389 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $14,940 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R.

(c)	Represents premium payments paid by the Company during the covered fiscal year for term life insurance and dividends paid on annual restricted common stock grant.

(d)	Mr. Busey did not stand for election and thus retired from the Board of Directors as of May 2, 2008, pursuant to the Corporation’s mandatory retirement policy for Directors after reaching age 75.

Until November 2008, each non-employee director of the Company was paid an annual retainer of $35,500 plus $1,800 for each meeting of the Board of Directors and committees he or she personally attended or participated in by telephone conference call. Effective November 2008, the Board increased the annual retainer to $45,000 in response to data on director compensation at peer companies that indicated that the Company was lagging behind its peers in annual retainer. The Board left the meeting fee unchanged. The chairpersons of the Finance Committee and Committee on Directors and Governance of the Board of Directors are paid an additional annual retainer of $4,000. In November 2008, the Board increased the retainer for the Chairpersons of the Finance Committee and Committee on Directors and Governance to $5,000. The chairpersons of Audit and Executive Compensation Committees of the Board of Directors are paid an additional annual retainer of $8,000. Pursuant to the Company’s 2005 Stock Plan for Non-Employee Directors, the Company’s non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash. Each non-employee Director is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums. The premiums paid on this insurance coverage for each Director is reported as income to the Director. In addition, each Director is also eligible for executive physicals at the Mayo clinic for the Director and his or her spouse, which the Company pays the cost.

In addition to the annual retainer and meeting fees described above, under the Company’s 2005 Stock Plan for Non-Employee Directors, the Company, acting through the Committee on Directors and Governance has the authority to make equity grants to non-employee Directors. Effective January 1, 2009, each non-employee Director was granted 2,271 shares of restricted Common Stock based on a market value of $70,000 on the grant date. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $25,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five year period. In 2005, the Directors adopted a policy that each Director must accumulate a total position in the Company’s Common Stock with a value of three times the annual retainer.

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Report of Executive Compensation Committee on 2008 Executive Compensation

The Executive Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and recommends to the full Board the compensation levels for the remaining Named Executive Officers of the Company and all other executive officers of the Company. The Committee also oversees the administration of the Company’s executive compensation programs. To assist in determining the proper levels of compensation for the CEO and the remaining executive officers, the Committee engages an independent executive compensation consultant to provide the Committee with advice on such matters. The Committee is composed entirely of independent Directors, each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and (ii) applicable sections of the New York Stock Exchange listing standards.

The Committee is responsible for monitoring and reviewing the compensation programs described in this CD&A. None of the members of the Committee are employees of the Company and may not be employees of the Company. As part of fulfilling its responsibilities, the Committee reviewed and discussed the compensation programs, officer salaries, target grants for fiscal 2008, and this CD&A of this Proxy Statement with management and the Committee’s independent compensation consultant. The Committee discussed and considered the independence of Hay Group with representatives of Hay Group, reviewing as necessary all relationships and services that might bear on the objectivity of Hay Group. The Committee provided Hay Group with full access to the Committee outside the presence of management, and Hay Group was encouraged to discuss any matters they desired with the Committee and/or, if necessary, with the full Board of Directors.

Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board of Directors include this CD&A along with all accompanying tables and footnotes in its Annual Proxy Statement for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John R. Myers, Chairman S. Marce Fuller Dr. Allen A. Kozinski William B. Mitchell

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s Directors, officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the Directors and officers on the basis of information obtained from each Director and officer. Based solely on a review of these reports and on such information from the Directors and officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2008 were filed on time.

Certain Relationships and Related Transactions

As described in our corporate governance guidelines, Directors must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If a Director believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including having an investment in or lending money to, or borrowing from, an actual or potential customer, vendor, or competitor of the Company, whether directly or through any entity in which the Director or an immediate family member of such Director is an executive officer or has an ownership interest, the Director must promptly notify the Chairman of the Committee on Directors and Governance (or in the case of an issue involving the Chairman of the Committee on Directors and Governance, the members of the Committee on Directors and Governance) and may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. If a Director is uncertain whether a particular situation may create a potential conflict of interest with the Company, the Director must consult with our General Counsel to make such determination.

As described in our code of conduct, employees of the Company, including executive officers, and members of their immediate families must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If an employee believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including owning a financial interest in (other than shares in a publicly traded company), or serving in a business capacity with, an outside enterprise that does or wishes to do business with the Company, he or she must disclose the relationship to a member of the leadership team related to the Company’s business in which the conflict arises for review with the Company’s legal department.

During fiscal year 2008, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company. During fiscal year 2008, none of our Directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company;

•

None of the members of the Executive Compensation Committee or any members of their immediate family entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000;

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee;

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee; and

•

None of the Company’s executive officers served on the compensation committee (or another board commitee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 15, 2009 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock splits paid on December 17, 2003 and on April 21, 2006. The percentages in the third column are based on 45,217,334 shares of Common Stock outstanding on February 15, 2009. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percentage of Class
Lord, Abbett & Co. LLC	5,753,263	(b)	12.7%
Singleton Group LLC	3,762,960	(c)	8.3%
Barclays Global Investors, NA	2,978,884	(d)	6.6%
GAMCO Investors, Inc. formerly known as Gabelli Asset Management, Inc.	2,651,992	(e)	5.9%
Merrill Lynch & Co., Inc.	2,331,880	(f)	5.2%
David C. Adams	42,420	(g)(h)	*
Martin R. Benante	253,366	(g)(h)	*
Edward Bloom	70,744	(g)(h)	*
S. Marce Fuller	7,717	(g)(j)	*
Dr. Allen A. Kozinski	7,080	(g)(i)	*
David J. Linton	68,653	(g)(h)	*
Carl G. Miller	5,221	(g)(j)	*
William B. Mitchell	15,492	(g)	*
John R. Myers	13,267	(g)	*
John B. Nathman	4,107	(g)(i)	*
Dr. William W. Sihler	6,724	(g)	*
Albert E. Smith	4,860	(g)(i)(j)	*
Glenn E. Tynan	66,561	(g)(h)	*
Directors and Executive Officers as a group (16 persons)	638,169	(k)	1.4%

*	Less than 1%.

(a)	Reflects 2-for-1 stock dividends paid on December 17, 2003 and on April 21, 2006.

(b)

Address is 90 Hudson Street, Jersey City, New Jersey 07302. The information as to the beneficial ownership of Common Stock by Lord, Abbett & Co. LLC was obtained from Amendment No. 7, dated February 13, 2009, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at February 13, 2009 Lord, Abbett & Co. LLC possessed sole voting power with respect to 5,080,433 shares of Common Stock and sole dispositive power with respect to 5,753,263 shares of Common Stock.

(c)

Address is 11661 San Vicente Boulevard, Suite 915, Los Angeles, California, 90049. The information as to the beneficial ownership of Common Stock by Singleton Group LLC was obtained from Amendment No. 2, dated August 17, 2007, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such report discloses that at August 17, 2007: (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (2) Christina Singleton Mednick possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock and sole voting and dispositive power with respect to 56 shares of Common Stock.

(d)

Address is 400 Howard Street, San Francisco, California, 94105. The information as to the beneficial ownership of Common Stock by Barclays Global Investors, NA was obtained from its statement on Schedule 13G, dated February 6, 2009, filed with the Securities and Exchange Commission. Such report discloses that at February 6, 2009, (1) Barclays Global Investors, NA possessed sole voting power with respect to 861,228 shares of Common Stock and sole dispositive power with respect to 1,004,142 shares of Common Stock, (2) Barclays Global Fund Advisors possessed sole voting power with respect to 1,432,582 shares of Common Stock and sole dispositive power with respect to 1,944,574 shares of Common Stock, and (3) Barclays Global Investors, Ltd. possessed sole voting power with respect to 1,385 shares of Common Stock and sole dispositive power with respect to 30,168 shares of Common Stock.

(e)	Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Common Stock by GAMCO Investors, Inc., formerly known as Gabelli Asset

Management Inc., was obtained from Amendment No. 30, dated March 27, 2007, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such Schedule 13D discloses that at March 27, 2007: (1) Gabelli Funds, LLC possessed sole voting and dispositive power with respect to 1,143,192 shares of Common Stock, (2) GAMCO Asset Management, Inc. formerly known as GAMCO Investors, Inc. possessed sole voting power with respect to 1,459,000 shares of Common Stock and sole dispositive power with respect to 1,498,000 shares of Common Stock, (3) Gabelli Securities, Inc. possessed sole voting and dispositive power with respect to 10,000 shares of Common Stock, and (4) Gabelli Advisers, Inc. possessed sole voting and dispositive power with respect to 800 shares of Common Stock.

(f)

Address is World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10381. The information as to the beneficial ownership of Common Stock by Merrill Lynch & Co., Inc. was obtained from its statement on Schedule 13G, dated February 8, 2006, filed with the Securities and Exchange Commission. Such report discloses that at February 8, 2006, Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) possessed shared voting and dispositive power with respect to 1,165,940 shares of Common Stock.

(g)	Address is c/o Curtiss-Wright Corporation, 10 Waterview Boulevard, Parsippany, New Jersey, 07054.

(h)

Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of February 15, 2009 as follows: David C. Adams, 24,365; Martin R. Benante, 203,051; David J. Linton, 36,670; Edward Bloom, 32,730; and Glenn E. Tynan, 43,891.

(i)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2005 Stock Plan for Non-Employee Directors): Allen A. Kozinski, 5,373; John B. Nathman, 4,107; and Albert E. Smith, 3,120.

(j)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.

(k)	Includes shares of Common Stock as indicated in the preceding footnotes.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2009, subject to the ratification by the Company’s stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of Stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

Disclosure About Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2008 and 2007, as well as other services provided during those periods:

	2008	2007
Audit Fees (a)	$2,809,000	$2,184,000
Audit-Related Fees (b)	280,000	49,200
Tax Fees (c)	272,200	394,650
All Other Fees (d)	0	43,000

Total	3,361,200	2,627,850

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of management’s assessment of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2008 and 2007 relate to due diligence in connection with potential acquisitions and a pension plan audit for one of our subsidiaries.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2008 and 2007 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)

All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories. These fees relate principally to advice in connection with a government grant award and advice in connection with CAS-418 non-compliance by one of our divisions.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $100,000 to be provided by the independent accountants. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2008, all of the Audit-Related Fees, Tax Fees and All Other Fees in the table above were approved by the Audit Committee.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and the requirements of Sections 303A.07(a) and applicable sections of the New York Stock Exchange listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07(b) of the New York Stock Exchange listing standards. The Audit Committee annually reviews and reassesses its written charter, as well as selects and retains the Company’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in our charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2008 with management and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2008 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Dr. William W. Sihler, Chairman S. Marce Fuller Carl G. Miller Albert E. Smith

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The Securities and Exchange Commission has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219. A separate copy will be promptly provided to you upon receipt of your request.

If you would like to receive your own set of our annual disclosure documents in future years, please follow the directions below. Similarly, if you share an address with another stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to regulations of the Securities and Exchange Commission, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2010 Annual Meeting must do so no later than December 1, 2009. This requirement is separate from the Securities and Exchange Commission’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended Securities and Exchange Commission Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 15, 2010.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2010 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 7, 2010 and no earlier than January 7, 2010. However, if the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2009 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2010 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2010 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2010 Annual Meeting. They are separate from the Securities and Exchange Commission’s requirements to have stockholder proposals included in the Company’s 2010 proxy statement.

2008 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2008 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, should write to the Corporate Secretary, Curtiss-Wright Corporation, 10 Waterview Boulevard, Second Floor, Parsippany, New Jersey 07054.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors
Michael J. Denton Corporate Secretary

Dated: April 1, 2009

Appendix A

CURTISS-WRIGHT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 8, 2009. This Proxy Statement, our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to security holders are available on our website: www.curtisswright.com.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2009

The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2009, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, commencing at 10:00 a.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the m eeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposal Two. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto and the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and informational brochure to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PROXY VOTING INSTRUCTIONS

VIA MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

OR

VIA TELEPHONE: Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Please have your control number and proxy card available when you call.

OR

VIA INTERNET: Access "www.voteproxy.com" and follow the on-screen instructions.

Have your control number available when you access the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

CONTROL NUMBER:

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board of Directors recommends a vote FOR the Director nominees listed in Proposal One and FOR Proposal Two.

1. Election of Directors.

[ ]	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY
	(except as marked to the contrary)		to vote for all nominees listed below

Martin R. Benante, S. Marce Fuller, Allen A. Kozinski, Carl G. Miller,

William B. Mitchell, John R. Myers, John B. Nathman, William W. Sihler and Albert E. Smith

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW:

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check this box ☐ and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

____________________________________________________________________________________

SIGNATURES

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder_____________________________ Date:________________

Signature of Stockholder_____________________________ Date:________________

Appendix B

CURTISS-WRIGHT CORPORATION
Standards for Director Independence

A majority of the Directors must meet the standards for independence set forth in applicable law and regulation. In determining whether a Director is independent, the Board will apply the following standard:

To be deemed independent, a Director must have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. The term “material relationship” includes:

•	Employment by the Company of the Director or an immediate family member within the last five years.

•	The receipt by the Director or any immediate family members of compensation in any form from the Company other than as compensation for service as a Director.

•

Being or having an immediate family member who is a partner, shareholder or employee of an organization that is a supplier, customer, creditor or service provider, including but not limited to the independent auditor, of the Company and/or its subsidiaries, except where the shareholdings represent less than 2% of the outstanding shares of a publicly traded company, where the supplier’s sales to the Company are not and have no potential to become material to the supplier’s annual revenues or net income or where the customer’s purchases from the Company are not and have no potential to become material to the Company’s annual revenues or net income.

•	The affiliation with or employment by a past or present independent auditor of the Company within the last five years by the Director or an immediate family member.

•

Employment within the last five years by the Director or an immediate family member at another company whose compensation or equivalent committee of its board of directors includes any executive of the Company.

B-1